Exhibit 5.1

October 21, 2014

Hexcel Corporation

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901

Re:	Hexcel Corporation – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Hexcel Corporation, a Delaware corporation (the “Company”), in connection with the shelf registration statement on Form S-3, to be filed on the date hereof by the Company (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) unsecured debt securities of the Company (the “Debt Securities”), which may be issued in one or more series under an indenture (the “Indenture”) proposed to be entered into between the Company and U.S. Bank National Association, as trustee (the “Trustee”), filed as an exhibit to the Registration Statement; (ii) shares of common stock, $0.01 par value per share (“Common Stock”); (iii) shares of preferred stock, no par value per share (“Preferred Stock”), in one or more series; and (iv) such indeterminate amount of Debt Securities and number of shares of Common Stock or Preferred Stock, as may be issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of the offering (collectively, “Indeterminate Securities”). The Debt Securities, Common Stock and Preferred Stock are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement relating to the Offered Securities;

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October 21, 2014

(ii)	the Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of Delaware (the “Certificate of Incorporation”);

(iii)	the Certificate of Amendment of the Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of Delaware (the “Certificate of Amendment”);

(iv)	the Amended and Restated Bylaws of the Company, as currently in effect, as certified by the Secretary of the Company (the “Bylaws”);

(v)	the Indenture, filed as Exhibit 4.1 to the Registration Statement; and

(vi)	certain resolutions of the Board of Directors of the Company (the “Board of Directors”) relating to the registration of the Offered Securities, including, but not limited to, the resolutions of the Board of Directors approved on September 18, 2014, as certified by the Secretary of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity and competency of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials. In making our examination of executed documents or documents to be executed, we have assumed (i) that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and (ii) the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have also assumed that each of the Indenture and any supplemental indenture thereto has been or will be duly authorized, executed and delivered by the Trustee, and that any Debt Securities that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the Trustee. In addition, we have assumed that the terms of the Offered Securities, the execution and delivery by the Company of, and the performance of its obligations under, the Indenture and any supplemental indenture thereto and the Offered Securities will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties is

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October 21, 2014

subject, (ii) any law, rule or regulation to which the Company or its properties is subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Opined on Law (as defined below)), (iii) any judicial, administrative or regulatory order or decree of any governmental authority (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined on Law); or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined on Law). As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York that, in our experience, are normally applicable to securities of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.

With respect to the shares of any Common Stock offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) if certificated, certificates in the form required under Delaware corporate law representing the shares of Offered Common Stock are duly executed and countersigned; and (vi) the shares of Offered Common Stock

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October 21, 2014

are duly registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange, settlement or exercise of any Debt Securities or Preferred Stock), when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

2.	With respect to the shares of any series of Preferred Stock offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of Delaware corporate law (the “Certificate of Designation”); (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established and are then in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the Bylaws so as not to violate the Certificate of Incorporation or Bylaws; (vii) if certificated, certificates in the form required under Delaware corporate law representing the shares of Offered Preferred Stock are duly executed and countersigned; and (viii) the shares of Offered Preferred Stock are duly registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange, settlement or exercise of any Debt Securities or Preferred Stock), when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable.

Hexcel Corporation

October 21, 2014

3.

With respect to any series of Debt Securities offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture and any supplemental indenture related to such Offered Debt Securities has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement with respect to any Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Indenture and any supplemental indenture relating to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities so as not to violate the Certificate of Incorporation or Bylaws; and (vii) the Offered Debt Securities, in the form to be filed on a Current Report on Form 8-K or other applicable periodic report, have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture relating to the Offered Debt Securities and have been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange, settlement or exercise of any Debt Securities or Preferred Stock), when issued and sold or otherwise distributed in accordance with the Indenture and any supplemental indenture relating to the Offered Debt Securities and any officers’ certificate or board resolution adopted in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) waivers of any usury defense contained in the Indenture, any supplemental indenture or the Offered Debt

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October 21, 2014

Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP